EXHIBIT 5.1


                             NACCARATO & ASSOCIATES
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262
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August 4, 2003

Family  Room  Entertainment

Re:     Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

     We have acted as counsel for Greenland (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, (the "Registration Statement"). You have requested our opinion in connection with the registration by the Company of 536,000 shares (the "Shares") of its common stock to be issued pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement.") The Shares are to be issued under the Company's Consulting and Legal Services Plan (the "Plan").

You  have  advised  that:

 1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

 2. The Shares will be issued to consultants and participants in the Plan as compensation for their services on behalf of the Company. Such persons have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

 3. The shares to be issued to these individuals will be pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares registered pursuant to the Registration Statement and will be issued without restrictive legend to those persons who are not deemed to be affiliates of the Company as defined in Rule 405 of the Act.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all


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applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and no assessable shares of common stock of the Company.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities assumable under the Plan.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New Mexico or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

               Sincerely,

               /s/  Owen  Naccarato,  Esq.
               ---------------------------
               Naccarato  &  Associates


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